Exhibit 10.22

Credit Line Agreement

No.fj1122020113

Party A: Shengfeng Logistics Group Co., Ltd

Unified social credit Code: **************

Legal Representative / Person in Charge: Liu Yongxu

Address: No.478, Fuxin East Road, Jin’an District, Fuzhou City Zip Code: 350011

Financial Institution and Account Number: Bank of China Limited Fuzhou Jin’an Sub-branch Business department ***********

Tel: *********** Fax: ***********

Party B: Bank of China Limited Fuzhou Jin’an Sub-branch

Legal Representative / Person in Charge: Chen Yan

Address: Fusheng Qianlong international annex building, 1F No.3, Middle Changle Road, Wangzhuang Street, Jin’an District, Fuzhou City

Zip Code: 350011

Tel: *********** Fax: ***********

To develop a friendly and mutually beneficial cooperative relationship, this Agreement is signed by Party A and Party B through equal and genuine consultation.

Article 1 Business Scope

According to this Agreement, Party B shall provide credit lines to Party A. Complying with other relevant single agreements, Party A may apply to Party B for circulation, adjustment or one-time use for short-term loans, overdraft of corporate account, bank acceptance, trade financing, letter of guarantee, capital business and other credit business (collectively referred to as “single credit business”).

The trade financing business mentioned in this Agreement includes the opening of domestic and international letter of guarantee, import documentary, delivery guarantee, packaged loans, outward documentary, outward bill discount, buyer’s documentary of domestic letter of credit, seller’s documentary of domestic letter of credit, negotiation of domestic letter of credit and other international and domestic trade financing business.

The guarantee business mentioned in this agreement includes various international and domestic guarantee businesses such as issuing guarantee and standby letter of credit.

Article 2 Type and Amount of Credit Lines

Party B agrees to provide Party A with the following credit line:

Currency: RMB.

Amount: ￥100,000,000.00.

The specific loan amount is ￥100,000,000.00, including special loan amount of ￥20,000,000.00 for epidemic prevention and control.

Article 3 Use of the Credit Line

1. Within the service life of the credit line agreed in this Agreement, Party A may use the corresponding credit line in the following way (1) within the limit of each single credit business agreed in this Agreement:

(1) Recycling. The specific type is: short-term working capital loans.

(2) One time use. The specific types of quotas are: ///.

If Party A needs to adjust the credit line agreed in Article 2, Party A shall submit an application to Party B in writing, and Party B shall decide whether to adjust with specific adjustment method, and notify Party A in writing.

2. Credit gained by Party A from Party B before the effective date of this Agreement in previously valid or similar credit line and single agreements will be deemed as using the credit in this Agreement.

Article 4 Agreements to be Signed for Single Credit Business

If Party A applies to Party B for other single credit business under this Agreement, Party A shall submit an application form and/or sign the corresponding contract or agreement with Party B (collectively referred to as the single agreements).

Article 5 Term of Use of the Credit Line

The term of use of the credit line specified in Article 2 in this Agreement shall be from the effective date of this Agreement to March 10, 2021.

At the expiration of the credit line, Party B can continue to provide Party A with a new credit line by both parties signing a supplementary agreement in writing to specify the new credit line and its term of use. The supplementary agreement constitutes an integral part of this Agreement, and the provisions of this Agreement shall apply to the matters not agreed in the supplementary agreement. The supplementary agreement has the same legal effect as this Agreement.

The expiration of the credit line does not affect the legal effect of this Agreement and does not lead to the termination of this agreement. All signed single business agreements under this Agreement between Party A and Party B shall continue to be valid and all rights and obligations shall be fulfilled.

Article 6 Preconditions for Single Credit Business

To apply for other single credit business, Party A must:

1. Reserve relevant company documents, bills, seals, relevant personnel list and signature samples for signing this and the single agreements, and fill in corresponding vouchers;

2. Have accounts necessary for single credit business opened;

3. Have guarantee needed in this Agreement and the single agreements effectively set;

4. Meet other preconditions as agreed in the single agreements;

5. Meet other conditions as required by Party B.

Article 7 Guarantee

For liabilities of Party A to Party B occurring in this Agreement and the single agreements, both parties agree with the following guarantee types:

Maximum Guarantee:

Liu Yongxu shall provide the maximum amount guarantee and sign the corresponding contract, No. fj1122020114, which constitutes the main guarantee contract.

Maximum Mortgage:

Suzhou Shengfeng Logistics Co., Ltd. shall provide the maximum amount of mortgage and sign the corresponding contract, No. fj1122020115, which constitutes the main guarantee contract.

If Party A or the guarantor has an event that Party B thinks that an event happened to Party A or the guarantor may affect its performance capability, the guarantee contract becomes invalid, canceled or terminated, the financial situation of Party A or the guarantor deteriorates, Party A or the guarantor is involved in a major lawsuit or arbitration case, the guarantor breaches the guarantee contract or other contracts with Party B, or the collateral is devalued, damaged or lost, Party B has the right to request Party A to provide a new guarantee, as well as the right to replace the guarantor, etc.

Article 8 Declaration and Commitment

Party A declares as follows:

1. Party A exists and is legally registered. Party A has full capacity and civil rights to conduct the signing and performing of this Agreement;

2. The signing and performance of this Agreement and single agreements is based on the true intention of Party A. Party A will not violate any agreement, contract or other legal documents with its obligations in. Party A has obtained or will obtain all relevant approvals, licenses, records or registration required for signing and performing this Agreement;

3. All documents, financial statements, vouchers and other information provided by Party A to Party B for this Agreement and the single agreements are true, complete, accurate and valid;

4. The transaction background provided by Party A in the application is true and legal, and no money laundering or other illegal activities are involved;

5. Party A has not concealed any events that may affect the financial status and performance ability of Party A and the guarantor from Party B.

Party A promises as follows:

1. Party A is going to provide its financial statements (including but not limited to annual report, quarterly report and monthly report) and other relevant information to Party B on a regular basis or timely as required by Party B;

2. Party A will accept and cooperate with Party B’s inspection and supervision on the use of the credit line, and on Party A’s related production, operation and financial activities;

3. If Party A and the guarantor of this Agreement sign a counter guarantee contract or a similar contract, the contract will not damage any rights of Party B in this Agreement;

4. In case of any circumstances that may affect the financial status and performance ability of Party A or the guarantor, including but not limited to any form of separation, merger, joint venture, joint venture with foreign investors, cooperation, contracted operation, reorganization, restructuring, planned listing and other changes in business methods, reduction of registered capital, transfer of major assets or equity, and assumption of major liabilities, setting up new guarantee on the collateral, sealing up, dissolution, cancellation, application for bankruptcy, or involving in major litigation or arbitration cases, Party A shall inform Party B in time;

5. Party A shall submit its environmental and social risk report to Party B. Party A declares and guarantees to strengthen the environmental and social risk management, and undertakes to accept the supervision of Party B. Party A’s violation of the above agreement shall constitute or be deemed as an event of default under this agreement, and Party B may take remedial measures for breach of contract in accordance with this agreement.

6. If Party A has plans to increase external financing, provide external guarantee (including guarantee, mortgage, etc.), or carry out shareholders’ dividends and repay shareholders’ loans, party A must inform Party B in advance and obtain Party B’s consent, otherwise Party B has the right to request to recover the loan in advance.

7. The purpose of the credit is limited to Party A’s daily operation, payment of fuel fee, road and bridge fee, combined transportation fee, vehicle maintenance fee, etc. If it is used to pay for combined transportation fee to Party A’s subsidiaries, the transaction counter parties are limited to the five subsidiaries in Suzhou, Guangdong, Hangzhou, Xiamen and Hubei and meanwhile, the following requirements shall be implemented:

(1) The amount of loans used under related party transactions shall not exceed 50 million yuan, and the accumulated use shall not exceed 70% of the income of corresponding subsidiaries in the same period or the same period of last year;

(2) When drawing the loan, Party A shall provide Party B with the combined transport contract signed with the subsidiary, the VAT invoice, and relevant supporting materials for the purpose of external payment of the subsidiary;

(3) When Party A’s subsidiary receives the loan funds, it shall use the funds on the purpose that was notified to Party B in advance. The purpose is limited to daily operation, payment of fuel, road and bridge fees, combined transport fees, vehicle maintenance fees, etc. Party A shall provide Party B with the corresponding payment voucher on the next day;

(4) Within 2 months after the loan is granted, Party A shall provide Party B with the invoice related to the use of the subsidiary’s funds as evidence;

8. Party A’s total short-term financing in all financial institutions shall not exceed 25% of its annual income, otherwise Party B has the right to reduce the credit line.

9. Party A agrees Party B to set the financial constraint indicators as: the asset-liability ratio shall not exceed 40%, the current ratio shall not be less than 1.2, and the current assets deducting other receivables shall not be less than the current liabilities. If these indicators are triggered, Party A agrees that Party B controls the credit line within the scope of full mortgage, and further reduces the credit line according to the situation.

10. According to the requirements of Party B, Party A promises to transfer the funds from the payment collection account to the settlement account opened in Party B each week; Party A agrees that the business volume of Party A’s settlement account opened in Party B shall be assessed quarterly from three months after the activation of the credit. If the credit amount and deposit share of the settlement account opened in Party B do not match the credit share, and if the credit balance exceeds 70% of the credit amount in the previous quarter, Party B has the right to recover the credit funds or reduce the credit line.

11. The payment collected by Party A in Party B’s settlement account can only be used for daily operating expenses. If it is transferred to other bank’s account with the same name or related party, and if it makes payment to related party, Party A shall provide Party B with materials to prove the use of funds and the necessity of payment.

12. For matters not mentioned in this Agreement and the single agreements, Party A agrees to handle them in accordance with relevant regulations and business practices of Party B.

Article 9 Disclosure of Related Parties and Related Transactions within Party A’s Group

Term 1 below is agreed by both parties:

1. Party A is not a group customer determined by Party B according to the Guidelines on Risk Management of Group Customer Credit Business of Commercial Banks (hereinafter referred to as the guidelines).

2. Party A belongs to the group customer determined by Party B according to the guidelines. Party A shall, in accordance with Article 17 of the guidelines, timely report to Party B about its related party transactions with more than 10% of the net assets, including the related party relationship, transaction items and trading nature, transaction amount or corresponding proportion, and pricing policy (including transactions with no amount or only symbolic amount).

Article 10 The Breach of Contract

Any of the following shall constitute or be deemed as an event of default of Party A under this Agreement and the single agreements:

1. Party A fails to perform the payment and discharge obligations to Party B according to this Agreement and the single agreements;

2. Party A fails to use the funds obtained for the agreed purpose in accordance with this Agreement and the single agreements;

3. The statements made by Party A in this agreement or single agreements are untrue or violate its commitment in this agreement or single agreements;

4. In case of any circumstance specified in Item 4 of paragraph 2 of Article 8 of this agreement, if Party B thinks that it may affect the financial status and performance capability of Party A, or the guarantor, but Party A fails to provide new guarantee or replace the guarantor;

5. Party A’s termination of business, or dissolution, cancellation and bankruptcy;

6. Party A violates other provisions on the rights and obligations of the parties in this Agreement and the single agreements;

7. Party A breaches any other contract with Party B or other institutions of Bank of China Limited;

8. The guarantor violates the provisions of the guarantee contract, or defaults under other contracts with Party B or other institutions of Bank of China Limited.

In the event of breach of contract as mentioned in the preceding paragraph, Party B has the right to take the following measures respectively or simultaneously according to the specific circumstances:

1. Require Party A and the guarantor to correct their breach of contract within a time limit;

2. Reduce, suspend or terminate the credit line to Party A in whole or in part;

3. Suspend or terminate business applications from Party A in whole or in part under this Agreement with the single agreements and other agreements between Party A and Party B; For the loans that have not yet been issued, the trade financing and guarantee business that have not yet been handled, all or part of them shall be suspended or terminated;

4. Declare that all or part of the outstanding loans, trade financing funds, principal and interest of advance payment of letter of guarantee and other payable funds under this agreement, single agreement or other agreements between Party A and Party B shall become due immediately;

5. Terminate or rescind this agreement, and the single agreement and other agreements between Party A and Party B in whole or in part;

6. Ask Party A to compensate Party B for the loss caused by its breach of contract, Including but not limited to the loss of litigation costs, lawyers’ fees, notarization fees, execution fees and other related expenses caused by the realization of creditor’s rights;

7. Deduct the balance from the account opened by Party A in Party B to pay off all or part of Party A’s debt to Party B. The unexpired amount in the account shall be regarded as early maturity. If the account currency is different from Party B’s business valuation currency, it shall be converted according to the exchange rate applicable to Party B at the time of deduction;

8. Exercise the security interest;

9. Require the guarantor to undertake the guarantee responsibility;

10. Other measures that Party B considers necessary.

Article 11 Rights Reserved

If one party fails to exercise part or all of its rights under this Agreement and the single agreements, or fails to require the other party to perform or assume part or all of its obligations and liabilities, it shall not constitute a waiver of such rights or an exemption from such obligations and liabilities.

Any tolerance, extension or delay by one party to the other party in exercising its rights under this Agreement and the single agreements shall not affect any rights it has under this Agreement and the single agreements, laws and regulations, nor shall it be deemed as a waiver of such rights.

Article 12 Change, Modification, Termination and Partial Invalidity

This agreement can be changed or modified in written form by both parties through negotiation. Any change or modification shall constitute an integral part of this agreement.

Unless otherwise stipulated by laws and other regulations or agreed by both parties, this Agreement shall not be terminated until all rights and obligations have been fulfilled.

Unless otherwise stipulated by laws and regulations or agreed by both parties, the invalidity of any provision of this Agreement shall not affect the legal effect of other provisions.

Article 13 Applications of Law and Settlement of Disputes

Unless otherwise agreed by both parties, this Agreement and the agreements shall be governed by the laws of the people’s Republic of China.

When this Agreement and the single agreements take effect, unless otherwise agreed by both parties, all disputes arising from the conclusion and performance of this Agreement and the single agreements may be settled by both parties through negotiation. If the negotiation fails, either party may adopt the way 2 as follows:

1. Submit an application to the Arbitration Commission for arbitration.

2. Bring a lawsuit to the People’s Court of the place where Party B or other institutions of Bank of China limited exercise their rights and obligations.

3. Bring a suit to the People’s Court with jurisdiction according to law.

During the dispute settlement period, if the dispute does not affect the performance of other provisions of this Agreement and the single agreements, the other provisions shall continue to be performed.

Article 14 Appendixes

The following attachment and other attachments and individual agreements confirmed by both parties constitute an integral part of this Agreement and have the same legal effect as this Agreement.

Attachment: credit agreement / contract related to working capital loan.

Article 15 Other Agreements

1. Without the written consent of Party B, Party A shall not transfer any rights and obligations under this Agreement and single agreements to a third party.

2. If Party B has to entrust other institutions of Bank of China Limited to perform the rights and obligations under this Agreement and the single agreements due to business needs, Party A shall recognize it; Other institutions of Bank of China Limited authorized by Party B have the right to exercise all the rights under this Agreement and the single agreements, and have the right to bring a lawsuit to the court or submit to the arbitration organization for adjudication on the disputes under this Agreement and the single agreements.

3. Without affecting other provisions of this Agreement and the single agreements, this Agreement shall be legally binding on both parties and their respective successors and transferees.

4. Unless otherwise agreed, both parties shall designate the place of residence specified in this Agreement as the contact address, and promise to notify the other party in written form in time of any changes.

5. The title and business name in this Agreement are only used for the convenience of reference, and shall not be used for the interpretation of the terms and the rights and obligations of the parties.

6. If Party B is unable to perform the agreement due to changes in laws, regulations and regulatory provisions or other requirements of regulatory authorities, Party B has the right to terminate or change the performance of this Agreement and the single agreements. In case of termination or change of the agreement due to such reasons, Party B shall be exempted from liabilities.

Article 16 Effectiveness of the Agreement

This Agreement shall come into force on the date when it is signed and sealed by the legal representatives, responsible persons or authorized signers of both parties.

This agreement is made in quintuplicate, one for each party the guarantors. All of five copies have the same legal effect.

Party A: Shengfeng Logistics Group Co., Ltd.

Authorized signature: /s/ Liu Yongxu

June 22, 2020

Party B: Bank of China Limited Fuzhou Jin’an sub branch

Authorized signature: /s/ Zhang Changkai

June 22, 2020